EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Colonial Bank, N.A., a national association

The Colonial BancGroup Building Corporation, an Alabama Corporation

Colonial Capital II, a Delaware Business Trust

Colonial Brokerage, Inc., a Delaware Corporation

Great Florida Title, LLC, a Florida Limited Liability Company

Colonial Capital Trust III, a Delaware Business Trust

MBI Capital Trust I, a Delaware Business Trust

PBHC Financial Inc., a Florida Corporation

Colonial Crabapple, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

CB Habersham, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

CB Dogwood, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

Proimage, Inc., a Georgia Corporation (33% owned subsidiary)

Colonial Deerfield, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

CD Lake Deerfield, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

Crabapple White Columns Development, LLC, a Georgia Limited Liability Company (24% owned subsidiary)

Colonial Mead, LLC, a Georgia Limited Liability Company (60% owned subsidiary)

Lake Avenue Associates, LLC, a Georgia Limited Liability Company (36% owned subsidiary)

CD Peachtree Corners, LLC, a Georgia Limited Liability Company (50% owned subsidiary)

Colonial Capital Trust IV, a Delaware Business Trust

Magnolia Plaza Associates, LLP, an Alabama Limited Liability Partnership (33% owned subsidiary)

P.C.B. Statutory Trust I, a Connecticut Business Trust

P.C.B. Statutory Trust II, a Connecticut Business Trust

CB Habersham II, LLC, a Georgia Limited Liability Company (45% owned subsidiary)

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